UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2008

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4845 US Hwy. 271 N.
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.   Results of Operations and Financial Condition.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On January 29, 2008, Pilgrim's Pride Corporation reported a net loss of $32.3 million, or $0.49 per share, on net sales of $2.09 billion for the first fiscal quarter ended December 29, 2007, compared to a pro forma net loss of $42.9 million, or $0.64 per share, on pro forma net sales of $1.86 billion in the same period last year.  The pro forma amounts assume the acquisition of Gold Kist Inc., which closed on December 27, 2006, was completed on September 30, 2006, and included in the operating results for the quarter.  The results for the first quarter of fiscal 2008 include a non-recurring income tax charge of approximately $13.0 million, or $0.20 per share, related to an adjustment in deferred taxes as a result of a newly enacted tax law in Mexico.  For the first quarter of fiscal 2007, the company reported a net loss of $8.7 million, or $0.13 per share, on total sales of $1.34 billion.

The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number   Description

99.1 Press Release dated January 29, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PILGRIM'S PRIDE CORPORATION

Date: January 29, 2008                            By: /s/ Richard A Cogdill
               Richard A. Cogdill
                                             Executive Vice President,
                                                               Chief Financial Officer,
                                                                                                                                 Secretary and Treasurer

Exhibit Index
Exhibit
Number   Description
99.1   Press Release dated January 29, 2008.